UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2009

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 11, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of PHH Corporation (“PHH”, “Company”, “we” or “our”) approved bonuses in respect of the fiscal year ended December 31, 2008 to be paid to Terence W. Edwards, President & Chief Executive Officer of PHH, William F. Brown, Senior Vice President, General Counsel & Secretary, PHH and PHH Mortgage Corporation (“PHH Mortgage”), and Mark R. Danahy, President & Chief Executive Officer, PHH Mortgage, in the following amounts respectively: $324,841.95; $123,000.00; and $122,131.85.
     Mr. Edwards and Mr. Brown were eligible to receive bonus payments under the PHH Corporation 2008 Management Incentive Plan (the “PHH MIP”) based on the attainment of a performance target of pre-tax income after minority interest for the year ended December 31, 2008 established for each of PHH Mortgage and PHH Vehicle Management Services, LLC (d/b/a PHH Arval) (“PHH Arval”). Mr. Danahy was eligible to receive a bonus under the PHH Mortgage 2008 Management Incentive Plan (the “Mortgage MIP”) based on the attainment of a performance target of pre-tax income after minority interest for the year ended December 31, 2008 for PHH Mortgage. The amount approved by the Committee for Mr. Edwards was based solely on PHH Arval’s achievement of its 2008 performance target under the PHH MIP. The amount approved by the Committee for Mr. Brown was based on PHH Arval’s achievement of its 2008 performance target under the PHH MIP and a discretionary bonus payment in recognition of his individual efforts in 2008 and other relevant factors. The amount approved by the Committee for Mr. Danahy was a discretionary bonus payment in recognition of his individual efforts in 2008 and other relevant factors.
     George J. Kilroy, President and Chief Executive Officer of PHH Arval was previously paid a bonus of $512,999.93 based on the attainment of the performance target of pre-tax income after minority interest for the year ended December 31, 2008 for PHH Arval in accordance with the terms of the PHH Arval 2008 Management Incentive Plan. In addition, Sandra Bell, Executive Vice President and Chief Financial Officer, PHH, was previously paid a bonus of $87,671.23 in respect of the year ended December 31, 2008 based on the terms previously announced by PHH.
Forward-Looking Statements
     This Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
     You should consider the areas of risk described in our filings with the SEC pursuant to the Exchange Act under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By: Name:	/s/ William F. Brown William F. Brown
Title:	Senior Vice President, General Counsel &	Secretary
Dated: March 13, 2009